UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                    December 20, 2010
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                    973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 20, 2010, Emisphere Technologies, Inc. (the “Company”) entered into a Development and License Agreement (the “Agreement”) with Novo Nordisk A/S (“Novo Nordisk”), pursuant to which the Company grants to Novo Nordisk and its affiliates an exclusive license to develop and commercialize oral formulations of Novo Nordisk’s insulins, which have the potential of treating diabetes, using the Company’s proprietary delivery agents. The Agreement includes $57.5 million in potential product development and sales milestone payments to Emisphere, of which $5 million will be payable upon signing, as well as royalties on sales.
A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events
On December 21, 2010, the Company announced that it entered into the Agreement, as described above. The Company’s press release announcing that transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Development and License Agreement, dated December 20, 2010, between Emisphere Technologies, Inc. and Novo Nordisk A/S*
99.1	Press Release of Emisphere Technologies, Inc. dated December 21, 2010.

*	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
December 21, 2010	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Development and License Agreement, dated December 20, 2010, between Emisphere Technologies, Inc. and Novo Nordisk A/S*
99.1	Press Release of Emisphere Technologies, Inc. dated December 21, 2010.

*	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.